UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2016

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lines of Credit

On August 3, 2016, NeoPhotonics (China) Co., Ltd. (“NeoPhotonics Ltd.”), a subsidiary of  NeoPhotonics Corporation (the “Company”), entered into an amendment (the “Renewal”), effective July 25, 2016, to that certain Credit Line Agreement (the “Credit Agreement”), dated as of July 9, 2015, with Shanghai Pudong Development Bank Shenzhen Branch (“SPDB”), providing for a line of credit to NeoPhotonics (China) Co., Ltd. in the amount of RMB 120,000,000, to extend the term of the revolving line of credit and NeoPhotonics Dongguan Co., Ltd (“NeoPhotonics Dongguan”), also a subsidiary of the Company, entered into a Financing Line of Credit of Credit with SPDB, effective July 25, 2016,  providing for a line of credit to NeoPhotonics Dongguan in an amount of RMB 30,000,000 (the “Credit Line,” and, collectively with the Renewal, the “SPDB Credit Lines”). Each of the SPDB Credit Lines will mature on July 25, 2019.

The foregoing description of the Renewal and the Credit Line is not intended to be complete and is qualified in its entirety by reference to the full text of the Renewal and the Credit Line, a copy of each which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2016.

Amendment to Rusnano Rights Agreement

On August 2, 2016, the Company entered into the Second Amendment to the Rights Agreement (the “Second Amendment”) relating to that certain Rights Agreement (the “Rights Agreement”) dated as of April 27, 2012 between the Company and Open Joint Stock Company “RUSNANO” (“Rusnano”).

Under the Second Amendment, the parties modified the Rights Agreement to extend the deadline for the fulfillment of certain manufacturing obligations because, although certain required equipment was delivered, it was not fully installed and operational to fulfill the manufacturing milestone as of the required date of December 31, 2015 or the end of the cure period in March 2016.  The Amendment extended such deadline to June 30, 2016 and confirmed that the Company had completed the required manufacturing milestones as of June 30, 2016.

In connection with the Second Amendment, the Company and Rusnano also entered into a Letter of Agreement signed and effective August 2, 2016 whereby the Company committed to establish a 10G SFP+ transceiver line in Russia in 2017 and to undertake related capital expenditures of approximately $100,000 (which will not be counted toward the Company’s overall $30 million investment commitment under the Rights Agreement).

The foregoing description of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2016.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above relating to the SPDB Credit Lines is incorporated by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch
Date: August 8, 2016	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer